Exhibit 1.2

AT&T INC.

70,000,000 Depositary Shares, Each Representing a 1/1000th Interest in a Share of

4.750% Perpetual Preferred Stock, Series C

UNDERWRITING AGREEMENT

February 12, 2020

To the Representative(s)

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

AT&T Inc., a Delaware corporation (the “Company”), proposes to issue and sell the number of depositary shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C, par value $1.00 per share (the “Preferred Shares”), registered under the registration statement referred to in Paragraph 1(a) hereof (such depository shares, the “Securities” and, individually, “Security”). The Company proposes to sell to the underwriters named in Schedule II hereto (“Underwriters”), for whom you are acting as representatives (“Representatives”), a series of Securities of the designation, with the terms and in the aggregate number specified in Schedule I hereto (“Underwritten Securities” and, individually, “Underwritten Security”).

The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by the Depositary (as defined below) pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of February 18, 2020, among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”), and the holders from time to time of the Depositary Receipts issued thereunder to evidence the Securities. Each Security will represent a 1/1,000th interest in one Preferred Share pursuant to the Deposit Agreement. The terms of the Preferred Shares will be set forth in a certificate of designations (the “Certificate of Designations”), the proposed form of which has been provided to the Underwriters, to be filed by the Company with the Secretary of State of the State of Delaware.

1.    The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations (“Rules and Regulations”)

of the Securities and Exchange Commission (“Commission”) thereunder and has become effective. As used in this Agreement:

(i)    “Registration Statement” as of any time means the Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus, preliminary prospectus supplement or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Underwritten Securities, which time shall be considered the “effective date” of the Registration Statement relating to the Underwritten Securities. For purposes of this definition, information contained in a form of prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(ii)    “Statutory Prospectus” as of any time means the prospectus relating to the Underwritten Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(iii)    “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act.

(iv)    “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Underwritten Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933.

(v)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(vi)    “Applicable Time” means the time and date identified as such in Schedule I of this Agreement.

(b)    The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 7(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Commission under such Acts; and the Registration Statement, the Preliminary Prospectus and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 7(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein.

(c)

(i)    (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Underwritten Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii)    The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Underwritten Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underwritten Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)    The Company has paid or shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underwritten Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e)    As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the Preliminary Prospectus and the additional information, if any, identified in Schedule I to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the Company makes no representation or warranty as to information contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein.

(f)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of the Transaction Documents (as defined below), the issuance and sale of the Underwritten Securities pursuant to this Agreement, the issuance and deposit of the Preferred Shares with the Depositary and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the Transaction Documents and the issuance and sale of the Underwritten Securities, the issuance and deposit of the Preferred Shares with the Depositary and the consummation of the transactions contemplated by the Transaction Documents. The Commission has not issued any order preventing or suspending the use of any part of the Registration Statement, the Preliminary Prospectus or the Prospectus.

(h)    The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization.” Except as disclosed in both the Prospectus and the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of or other equity interests, as the case may be, in the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (i), (ii) and (iii), is required to be disclosed in the Prospectus and the General Disclosure Package and are not so disclosed.

(i)    Except as described in or contemplated by the General Disclosure Package, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the General Disclosure Package.

(j)    The Preferred Shares represented by the Underwritten Securities have been duly authorized by the Company for issuance and deposit and, when issued and deposited against issuance of such Underwritten Securities, and upon the filing and effectiveness of the Certificate of Designations, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Preferred Shares by the Company is not subject to preemptive or other similar rights.

(k)    The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Securities, the Deposit Agreement and the Certificate of Designations with respect to the Underwritten Securities and Preferred Shares (collectively, the “Transaction Documents”), which certificate of designation will be duly filed with the Secretary of State of the State of Delaware, and to perform its obligations hereunder and thereunder.

(l)    This Agreement has been duly authorized, executed and delivered by the Company.

(m)    The Deposit Agreement has been duly authorized by the Company and on the Delivery Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

(n)    The deposit of the Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery by the Depositary of the Deposit Agreement and the deposit of the Preferred Shares in respect thereof in accordance with the Deposit Agreement, when the Underwritten Securities are issued and delivered pursuant to this Agreement and the Deposit Agreement against payment of the Purchase Price therefor, such Underwritten Securities will be validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

(o)    The terms of the Certificate of Designations have been duly authorized by the Company and the Certificate of Designations sets forth the powers, designations, preferences and relative, participating, optional or other rights of the Preferred Shares, and the holders of the Preferred Shares will have the rights set forth in the Certificate of Designations upon the filing thereof with the Secretary of State of the State of Delaware.

(p)    The Deposit Agreement, the Certificate of Designations, the Underwritten Securities and the Preferred Shares will conform in all material respects to the descriptions thereof contained in the General Disclosure Package.

(q)    Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(r)    Except as described in the General Disclosure Package, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the General Disclosure Package.

(s)    The financial statements filed as part of the Registration Statement and the General Disclosure Package present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 7(c) hereof, fairly, the consolidated financial condition and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 7(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).

(t)    The documents incorporated by reference into any Statutory Prospectus, the General Disclosure Package or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 7(c) hereof, prepared by the Company in conformity with the applicable requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 7(c) hereof, timely filed as required thereby; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(u)    There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Preliminary Prospectus or the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

2.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite its name in Schedule II hereto at a price (the “Purchase Price”) equal to (i) $24.2125 per Underwritten Security for retail orders and (ii) $24.7500 per Underwritten Security for institutional orders. The Company shall not be obligated to deliver any of the Underwritten Securities except upon payment for all the Underwritten Securities to be purchased as provided herein. The Underwriters shall reimburse the Company in the aggregate for up to U.S.$1,050,000 of the Company’s expenses, each Underwriter to be responsible for a portion of such expense reimbursement in proportion to the Securities to be purchased by such Underwriter under this Paragraph 2.

Upon authorization by the Representatives of the release of the Underwritten Securities, the several Underwriters propose to offer the Underwritten Securities for sale upon the terms and conditions to be set forth in the Prospectus.

3.    [Reserved]

4.    The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

5.    If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the number of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate number of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Underwritten Securities if the aggregate principal amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total number of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 7(h) hereof.

Nothing contained in this Paragraph 5 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representatives may be necessary in the Registration Statement, the General Disclosure Package, the Prospectus or in any other document or arrangement.

6.    Delivery of and payment for the Underwritten Securities shall be made at such address, date and time as may be specified in Schedule I hereto. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver the Underwritten Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks or wire transfer payable in Federal (same day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Underwritten Securities shall be in such form and in such denominations as may be agreed upon by the Company and the Representatives.

7.    The Company agrees with the several Underwriters that:

(a)    The Company will furnish promptly to the Representatives and to counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

(b)    The Company will deliver promptly to the Representatives such reasonable number of the following documents as the Representatives may request: (i) conformed copies of the Registration Statement (excluding this Agreement), (ii) the Prospectus, (iii) any Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus;

(c)    During any period when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished the Representatives with a copy of such proposed amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause each Statutory Prospectus (including the Prospectus), each Preliminary Prospectus and any amendment or supplement thereto to be filed with the Commission as required pursuant to Rule 424 under the Securities Act not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company will promptly advise the Representatives (i) when each Statutory Prospectus, each Preliminary Prospectus or any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to any Statutory Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or under Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish the Representatives a copy of any amendment or supplement to any Statutory Prospectus, Issuer Free Writing Prospectus or Registration Statement not furnished to the Representatives for prior review pursuant to exception (i) or (ii) of the first sentence of this subsection (c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

(d)    If, at any time when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of the happening of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (c) of this Paragraph 7, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request;

(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(f)    During a period of five years after the date hereof, the Company will furnish to the Representatives copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system;

(g)    The Company will endeavor to qualify the Underwritten Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

(h)    The Company will pay the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Statutory Prospectus, the Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs incident to the preparation, printing and distribution of each Issuer Free Writing Prospectus to investors or prospective investors;

the costs of producing this Agreement; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including fees of counsel to the Underwriters); and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 11 the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters;

(i)    Until the termination of the offering of the Underwritten Securities, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act;

(j)    During the period beginning on the date hereof and continuing to and including the date that is 30 days subsequent to the date of the Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Underwritten Securities or the Preferred Shares, which for the avoidance of doubt, refer only to U.S. dollar-denominated preferred shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, the Underwritten Securities or the Preferred Shares or securities that are substantially similar to the Underwritten Securities or the Preferred Shares, other than Underwritten Securities to the Underwriters and as otherwise disclosed in the Prospectus;

(k)    The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company has complied and will comply with Rule 433;

(l)    The Company has prepared a final term sheet, which is attached hereto as Schedule IV, relating to the Underwritten Securities, containing only information that describes the final terms of the Underwritten Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Underwritten Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus only in the form of one or more term sheets relating to the Underwritten Securities and containing customary information, it being understood that any such free writing prospectus referred to above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement; and

(m)    The Company will use its reasonable best efforts to effect the listing of the Underwritten Securities on The New York Stock Exchange within 30 days of the Delivery Date.

8.

(a)    The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement at any time, any Statutory Prospectus at any time, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

(b)    Each Underwriter shall indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

(c)    Promptly after receipt by an indemnified party under this Paragraph 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 8, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 8(a) or 8(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

(d)    If the indemnification provided for in this Paragraph 8 shall for any reason be unavailable to an indemnified party under Paragraph 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 8(d) shall be deemed to include, for purposes of this Paragraph 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Paragraph 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)    The agreements contained in this Paragraph 8 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 7 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

9.    The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Underwritten Securities, if, on or after the Applicable Time, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the General Disclosure Package, or (d) the Company shall have received notice that any rating of any of the Company’s preferred shares, unsecured senior debt securities, guarantees or support obligations shall have been lowered by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the Company’s preferred shares, unsecured senior debt securities, guarantees or support obligations, or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representatives’ reasonable judgment, materially impairs the investment quality of the Underwritten Securities.

10.    The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

(a)    At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Statutory Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any document incorporated by reference therein) that shall have been disapproved by the Representatives.

(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sullivan & Cromwell LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    Either the Senior Executive Vice President and General Counsel or the Vice President – Associate General Counsel and Assistant Secretary to the Company shall have furnished to the Representatives his opinion addressed to the Underwriters and dated the Delivery Date, as counsel, to the effect that:

(i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized; and each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii)    to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the General Disclosure Package, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the General Disclosure Package, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the General Disclosure Package describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters; the Deposit Agreement, the Certificate of Designations, the Underwritten Securities and the Preferred Shares conform to the descriptions thereof contained under the following (or comparable) captions of the Prospectus: “Description of Depositary Shares”, “Description of Preferred Stock”, and “Plan of Distribution”;

(iii)    the Underwritten Securities have been duly authorized by the Company and, when the Preferred Shares have been deposited by the Company in accordance with the terms of the Deposit Agreement and the Underwritten Securities have been issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Underwritten Securities will be validly issued and will entitle the holder thereof to the benefits provided in the Depositary Receipts and in the Deposit Agreement, subject, as to enforcement, to the Enforceability Exceptions;

(iv)    the Preferred Shares have been duly authorized for issuance and deposit and, when issued and deposited against issuance of the Underwritten Securities, and upon the filing and effectiveness of the Certificate of Designations, will be validly issued, fully paid and nonassessable;

(v)    the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations thereunder;

(vi)    such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the effective date established by the Prospectus pursuant to Rule 430B(f), at the date of this Agreement or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time or at the Delivery Date,

contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel has no reason to believe that the Prospectus, at the date of this Agreement or at the Delivery Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein);

(vii)    this Agreement has been duly authorized, executed and delivered by the Company;

(viii)    the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to the Enforceability Exceptions;

(ix)    no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required under the Included Laws for the issue and sale of the Underwritten Securities, the issuance and deposit of the Preferred Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Securities Act or the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten Securities. The term “Included Laws” means: (i) the laws of the State of New York, (ii) the Delaware General Corporation Law, and (iii) the Federal securities laws of the United States of America that are, in counsel’s experience, normally applicable to transactions of the type contemplated in this Agreement. The term “Included Laws” excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and agencies thereof; (b) state securities laws or Blue Sky laws; (c) the laws that apply to the Underwriters because of their legal or regulatory status, including the rules and regulations of the Financial Industry Regulatory Authority Inc.; and (d) laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues and antitrust issues; and

(x)    neither the execution and delivery of this Agreement or the Deposit Agreement, the issue and sale of the Underwritten Securities, the issuance and deposit of the Preferred Shares, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its material subsidiaries is a party or by which the Company, any such subsidiary or any of their assets is bound, or any order or regulation governed by Included Laws known to such counsel to be applicable to the Company or any such subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any such subsidiary subject, as to enforcement, to the Enforceability Exceptions.

In rendering such opinion, such counsel may rely, as to the execution of the Deposit Agreement by the Depositary, upon a certificate of the Depositary setting forth the facts as to such execution.

In rendering such opinion, such counsel may also rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representatives are justified in relying upon the opinion of such other counsel, and (B) as to matters or fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

In rendering such opinion with respect to clause (ix) above, insofar as it relates to regulatory authorities in the states in which the Company or any material subsidiary operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.

(e)    The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Preferred Shares, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    The Company shall have furnished to the Representatives a certificate signed by its Chairman of the Board or its President or a Senior Vice President and its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:

(i)    the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in Paragraphs 10(a) and 10(h) have been fulfilled;

(ii)    as of the Applicable Time and as of the Delivery Date, the Registration Statement and the General Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii)    except as may have been publicly disclosed prior to the date of this Agreement, since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package.

(g)    (i) The Company shall have furnished to the Representatives letters of Ernst & Young LLP, addressed to the Board of Directors of the Company and the Underwriters and dated the date of this Agreement and the Delivery Date, respectively, of the type described in the American Institute of Certified Public Accountants’ AU Section 634 (“AU 634”) with respect to each of the Company and Time Warner Inc. and (ii) the Representatives shall have received a letter, dated the Delivery Date and addressed to the Representatives, of any other independent auditor whose report is included or incorporated by reference in the Registration Statement of the type described in AU 634, and in each of (i) and (ii), covering such financial statement items as counsel for the Underwriters may reasonably have requested.

(h)    No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been, or will have been prior to the Delivery Date, obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

(i)    The Certificate of Designations shall have been executed, acknowledged and filed with the Secretary of State of the State of Delaware and shall have become effective on or before the Delivery Date.

(j)    The Underwriters shall have received from the Depositary a copy of any Global Receipt evidencing the deposit of the Preferred Shares underlying the Securities delivered on the Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representatives.

11.    If the Company shall fail to tender the Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 5 or Paragraphs 9(a)-(d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Paragraph 5 hereof by reason of the default of one or more Underwriters or pursuant to Paragraphs 9(a)-(d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

12.    The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representatives. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Representatives at the addresses set forth in Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Company at AT&T Inc., 208 S. Akard Street, 18th Floor, Dallas, Texas 75202, Telecopy Number: (214) 653-2578, email: gg5478@att.com, Attention of the Senior Vice President and Treasurer with a copy to the Vice President – Associate General Counsel and Assistant Secretary, AT&T Inc., 208 S. Akard Street, 29th Floor, Dallas, Texas 75202, Telecopy Number: (214) 486-8100, email: ww0118@att.com.

13.    This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 8 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any such interests and obligation were covered by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Agreement

(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)    “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

16.    This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

AT&T INC.

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BOFA SECURITIES, INC.

/s/ Keith Harman
Name:	Keith Harman
Title:	Managing Director

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RBC Capital Markets, LLC

/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS Securities LLC

/s/ Todd M. Mahoney
Name:	Todd M. Mahoney
Title:	Managing Director Head of Debt Syndicate-Americas

/s/ Igor Grinberg
Name:	Igor Grinberg
Title:	Executive Director Fixed Income Syndicate - Americas

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

Each for itself and as a Representative of the several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement, dated February 12, 2020 (the “Agreement”)

Registration Statement No. 333-231404

Applicable Time: 5:00 P.M. (Eastern Time) on the date of the Agreement

Additional information comprising the General Disclosure Package as defined in Paragraph 1(e): The final term sheet is attached as Schedule IV.

Representatives and Addresses:

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

Attn: Fixed Income Syndicate

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

Underwritten Securities:

Designation:	4.750% Perpetual Preferred Stock, Series C

Shares Offered:	70,000,000 Depositary Shares, each representing a 1/1000th interest in a share of the 4.750% Perpetual Preferred Stock, Series C

Date of Maturity:	Perpetual

Dividend:	4.750% per annum of liquidation preference per Preferred Share

Dividend Payment Dates:	When, as and if declared by the Company’s board of directors or a duly authorized committee thereof, the Company will pay dividends on a cumulative basis, quarterly in arrears on the 1st day of February, May, August and November of each year, accruing from and including the Settlement Date, commencing on May 1, 2020.

Price to Public (Issue Price):	$25.00 per Depositary Share; $1,750,000,000 total

Underwriting Discounts and Commissions (Retail):	$0.7875 per Depositary Share; $41,316,871.84 total

Underwriting Discounts and Commissions (Institutional):	$0.25 per Depositary Share; $4,383,532.75 total

Net Proceeds (Before Expenses):	$24.35 per Depositary Share; $1,704,299,595.41 total

Redemption Provisions:

The Preferred Shares are perpetual and have no maturity date. the Company may, at its option, redeem the Preferred Shares:

(i) in whole or in part, at any time on or after February 18, 2025, the date that is 5 years from the date of issuance, at a redemption price equal to $25,000 per Preferred Share (equivalent to $25 per Depositary Share), or

(ii) in whole but not in part at any time within 90 days following a Ratings Event (as defined in the Preliminary Prospectus Supplement) at a redemption price equal to $25,500 per Preferred Share (equivalent to $25.50 per Depositary Share) (102% of the liquidation preference of $25 per Depositary Share) plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared.

Delivery Date, Time and Location:	9:00 a.m. (New York time) on February 18, 2020 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to paragraph 9 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Underwritten Securities, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the Prospectus.

SCHEDULE II

Underwriters	Number of Securities
BofA Securities, Inc.	10,850,000
Morgan Stanley & Co. LLC	10,850,000
RBC Capital Markets, LLC	10,850,000
Wells Fargo Securities, LLC	10,850,000
J.P. Morgan Securities LLC	7,350,000
UBS Securities LLC	7,350,000
Barclays Capital Inc.	1,750,000
BNY Mellon Capital Markets, LLC	1,750,000
Citigroup Global Markets Inc.	1,750,000
Goldman Sachs & Co. LLC	1,750,000
TD Securities (USA) LLC	1,750,000
Academy Securities, Inc.	350,000
Blaylock Van, LLC	350,000
C.L. King & Associates, Inc.	350,000
CastleOak Securities, L.P.	350,000
Loop Capital Markets LLC	350,000
Mischler Financial Group, Inc.	350,000
R. Seelaus & Co., LLC	350,000
Samuel A. Ramirez & Company, Inc.	350,000
Siebert Williams Shank & Co., LLC	350,000

Total	70,000,000

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SCHEDULE III

OFFERING RESTRICTIONS

General

The Securities are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Each of the Underwriters has agreed that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or the accompanying prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such Underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in the Agreement.

United Kingdom

Each Underwriter has represented and agreed that it and each of its affiliates: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Securities in, from or otherwise involving the United Kingdom.

European Economic Area and United Kingdom

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Securities to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)    a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)    not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

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(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Japan

The Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and each of the Underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan.

Hong Kong

The Securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Whether the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and

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interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The Securities may be sold only to purchasers in the provinces of Alberta, British Columbia, Nova Scotia, Ontario, Quebec and Saskatchewan purchasing or deemed to be purchasing, as principal that (a) are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions and, if such purchasers are resident in the Province of Ontario, subsection 73.3(1) of the Securities Act (Ontario), (b) are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, and (c) are not individuals.

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SCHEDULE IV

Final Term Sheet

February 12, 2020

AT&T Inc.

70,000,000 Depositary Shares, Each Representing a 1/1000th Interest in a Share of 4.750%

Perpetual Preferred Stock, Series C

ISSUER:	AT&T Inc.

TITLE OF SECURITIES:	Depositary Shares, each representing a 1/1000th interest in a share of the Issuer’s 4.750% Perpetual Preferred Stock, Series C (the “Preferred Shares”)

PRICING DATE:	February 12, 2020

SETTLEMENT DATE (T+3):	February 18, 2020*

MATURITY DATE:	Perpetual

NUMBER OF DEPOSITARY SHARES:	70,000,000 (corresponding to 70,000 Preferred Shares)

LIQUIDATION PREFERENCE	$25,000 liquidation preference per Preferred Share (equivalent to $25.00 per Depositary Share)

AGGREGATE LIQUIDATION PREFERENCE:	$1,750,000,000

PRICE TO PUBLIC (ISSUE PRICE):	$25.00 per Depositary Share

UNDERWRITING DISCOUNTS AND COMMISSIONS (RETAIL):	$0.7875 per Depositary Share

UNDERWRITING DISCOUNTS AND COMMISSIONS (INSTITUTIONAL):	$0.25 per Depositary Share

NET PROCEEDS (BEFORE EXPENSES):	$24.35 per Depositary Share; $1,704,299,595.41 total

USE OF PROCEEDS:	General corporate purposes.

UNDERWRITERS’ REIMBURSEMENT OF AT&T’S EXPENSES:	$1,050,000

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DIVIDEND RATE:	4.750% per annum of liquidation preference per Preferred Share

DIVIDEND PAYMENT DATES:	When, as and if declared by AT&T’s board of directors or a duly authorized committee thereof, AT&T will pay dividends on a cumulative basis, quarterly in arrears on the 1st day of February, May, August and November of each year, accruing from and including the Settlement Date, commencing on May 1, 2020.

DAY COUNT CONVENTION:	30/360

OPTIONAL REDEMPTION:

The Preferred Shares are perpetual and have no maturity date.

AT&T may, at its option, redeem the Preferred Shares:

(i) in whole or in part, at any time on or after February 18, 2025, the date that is 5 years from the date of issuance, at a redemption price equal to $25,000 per Preferred Share ($25 per Depositary Share), or

(ii) in whole but not in part at any time within 90 days following a Ratings Event (as defined in the Preliminary Prospectus Supplement) at a redemption price equal to $25,500 per Preferred Share (equivalent to $25.50 per Depositary Share) (102% of the liquidation preference of $25 per share) plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared.

If AT&T redeems the Preferred Shares, a corresponding number of Depositary Shares will be redeemed.

RANKING:	The Preferred Shares will rank senior to common shares and junior to all existing and future indebtedness.

LISTING:	The Company intends to apply to list the Depositary Shares on The New York Stock Exchange.

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RATINGS:	[Intentionally Omitted]**

JOINT BOOKRUNNERS:	BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC

JOINT LEAD MANAGERS:	Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC

CO-MANAGERS:	Academy Securities, Inc., Blaylock Van, LLC, C.L. King & Associates, Inc., CastleOak Securities, L.P., Loop Capital Markets LLC, Mischler Financial Group, Inc., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC

CUSIP / ISIN:	00206R 706 / US00206R7061

*

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on the date of pricing will be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

**

The rating of the Depositary Shares should be evaluated independently from similar ratings of other securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING BOFA SECURITIES, INC. AT 1-800-294-1322 (TOLL FREE), J.P. MORGAN SECURITIES LLC AT 1-212-834-4533 (COLLECT), MORGAN STANLEY & CO., LLC AT 1-866-718-1649 (TOLL FREE), RBC CAPITAL MARKETS, LLC AT 1-866-375-6829 (TOLL FREE), UBS SECURITIES LLC AT 1-888-827-7275 (TOLL FREE) OR WELLS FARGO SECURITIES, LLC AT 1-800-645-3751 (TOLL FREE).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM. A SECURITIES RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE REVISED OR WITHDRAWN AT ANY TIME.

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